EMPLOYMENT AND NONCOMPETITION AGREEMENT


         THIS AGREEMENT is made and entered into as of this 31st day of July 1996 by and between University Online, Inc. ("University Online") and Michael L. Brown ("Employee").

                                    RECITALS

         A. Pursuant to an Agreement and Plan of Merger dated as of July, 1996 by and among University Online, Cognitive Training Associates, Inc. ("Cognitive Training"), CTA Acquisition Corporation ("CTA Acquisition"), and the Employee who also is the sole shareholder of Cognitive Training (the "Merger Agreement"), Cognitive Training and University Online combined their operations through a merger of CTA Acquisition, a wholly owned subsidiary of University Online, into Cognitive Training (the "Merger") after which Cognitive Training was the surviving corporation. Cognitive Training now continues to operate its business based in Waxahachie, Texas (the "Business") as a wholly owned subsidiary of University Online.

         B. Prior to the Merger, Employee was actively involved in the operation of the Business as an executive officer.

         C.       In  order  to  ensure  a  smooth   transition  of  operational
         responsibility for the Business, University Online is desirous of retaining the services of Employee.

         D. Employee is desirous of continuing to be associated with the Business and has agreed to accept employment with University Online.

         E. University Online and Employee are desirous of documenting the terms and conditions of said employment relationship.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                    AGREEMENT


         1.       Employee  Responsibilities.  During  the Term (as  defined  in
Section 3), Employee shall serve as Executive Vice President, Corporate Training of University Online and President of Cognitive Training, and shall be an "affiliate" of University Online for federal securities law purposes. In the performance of his responsibilities, Employee shall be subject to all of University Online's policies, rules and regulations applicable to its employees of comparable status. During the Term, Employee shall report directly to and be subject to the direction of the President of University Online. Employee shall be an executive officer of the Cognitive Training subsidiary of University Online. Employee shall perform the duties consistent with Employee's prior knowledge, experience and position with Cognitive Training and the duties of University Online employees of comparable status. Employee shall have such other duties and responsibilities consistent with his position as the President of University Online (or his successor) or the Board of Directors of University Online shall from time to time reasonably assign to him consistent with past practice. In performing such duties, Employee shall be subject to and shall substantially abide by all policies and procedures developed by University Online.

         During the Term, Employee shall devote his entire business time, energies, skills and attention to the affairs and activities of University Online and/or Cognitive Training and the discharge of his duties and responsibilities. University Online acknowledges that Employee works in Waxahachie, Texas and that the performance of his duties hereunder shall not require Employee to relocate to another company or University Online facility more than 20 miles from the Waxahachie, Texas facility without Employee's consent.

         2. Compensation. In consideration for the services provided hereunder, University Online shall pay to Employee the following:

                  a. Base Salary. During the Term of this Agreement (as defined below) Employee shall receive an annual base salary as set forth on Exhibit A (the "Base Salary"). The Base Salary shall be payable in conformity with University Online's customary practices as established from time to time (less any applicable local, state and federal taxes including, but not limited to, unemployment taxes and the employer portion of FICA taxes, for which University Online shall be responsible). Employee will receive annual cost of living adjustments (if any) to the Base Salary. The Base Salary may be renegotiated in six months and increased at the discretion of University Online.

                  b. Bonus. During the Term of this Agreement, in addition to the Base Salary, Employee shall be eligible to receive an annual bonus of up to 50% of the Base Salary, based on Employee's performance of his designated duties and responsibilities. University Online in its sole discretion shall determine whether to award Employee such bonus, and if so, in what amount.

         In addition, University Online shall pay to Employee an additional bonus of $150,000 upon the earliest of: (i) successful completion of the acquisition of Cognitive Training by University Online pursuant to the Merger Agreement and transition of control of Cognitive Training's operations to University

Online; (ii) the closing of University Online's initial public offering of Common Stock registered with the Securities and Exchange Commission; and (iii) December 31, 1996.

                  c. Additional Compensation. In addition to his Base Salary and bonus (if any), Employee shall be entitled to the following additional compensation:

                  i. Employee, at University Online's expense, shall be eligible to participate in qualified retirement, pension, profit sharing, 401(k), group medical, accident, disability and health insurance of University Online as may be provided by University Online from time to time to University Online executives of comparable status on the same basis as such executives, subject to, and to the extent that, Employee is eligible under such benefit plans in accordance with their respective terms. Employee's eligibility for continuation of health insurance benefits under COBRA after termination of Employee's employment shall begin at the time University Online is no longer required to provide health insurance benefits hereunder.

                  ii. Employee shall receive a stock option to purchase 200,000 shares of University Online Common Stock, in substantially the form attached hereto as Exhibit B, and shall be eligible to participate in any other stock option, purchase or other equity compensation plans on the same basis as University Online executives of comparable status. Employee acknowledges that grants of stock options under University Online's existing stock option programs are discretionary and are generally made during the fourth quarter of each year.

                  iii. Employee shall be entitled to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with University Online's policies regarding vacation and leaves for executives of comparable status.

                  iv. University Online shall pay or reimburse Employee for all of his out of pocket expenses reasonably incurred in performing the services on behalf of University Online or Cognitive Training, including, but not limited to, overnight delivery charges, long distance telephone and facsimile charges and travel expenses (including airfare, hotels, car rental expenses and meals), all in accordance with University Online's expense reimbursement policy. Payment shall be due after University Online's receipt of Employee's invoice or expense report therefor and in accordance with University Online's expense reimbursement policies.

                  v. During the Term, University Online shall provide the Employee with long-term disability insurance, accidental death and disability insurance, health and term life insurance, with the Employee or his spouse as the designated beneficiary under the life insurance policy, in scope and coverage equivalent to that provided to other University Online executives of comparable status.

         With respect to each of the items of benefit listed in this Section 2 and any vesting or other criteria for eligibility applicable thereto, Employee shall be credited with length of service beginning as of the initial date of his employment by Cognitive Training, except as otherwise required by law.

         3. Term. The term of this Agreement shall commence and this Agreement shall be effective upon the Effective time of the Merger (as that term is defined in the Merger Agreement (the "Effective Time")) and shall terminate on the earlier to occur of (i) the two year anniversary of the Effective Time, (ii) Employee's death, (iii) a determination that Employee has become disabled, as defined in Section 4(d), (iv) termination "for cause" under the provisions of
Section 4(a), (v) termination without cause as provided in Section 4(b), or (vi) voluntary termination by Employee as provided in Section 4(c).

         4.       Termination.

                       a. For Cause By University Online. During the Term, University Online may terminate Employee's employment under this Agreement at any time for "Cause". For purposes of this Section 4(a) and Section 4(b), "Cause" means:

                       i. Employee's conviction of any crime (whether or not involving University Online) which constitutes a felony in the jurisdiction involved (other than unintentional motor vehicle felonies);

                       ii. Any intentional act of theft, fraud or embezzlement by Employee in connection with his work with University Online or Cognitive Training or engage in his capacity as an officer of University Online in any willful misconduct or dishonest behavior;

                       iii. Employee's continuing, repeated, and willful failure or refusal to perform his reasonable assigned duties under this Agreement in accordance with Section 1 (other than due to his incapacity due to illness or injury), provided that such failure or refusal continues uncorrected for a period of forty-five (45) days after Employee shall have received written notice stating with specificity the nature of such failure or refusal; or

                       iv. Employee's repeated and willful violation of any of his material obligations contained in this Agreement.

         No action on the Employee's part shall be considered willful unless taken, or omitted by the Employee without reasonable belief that the act or omission was in the best interest of the company or when the act or omission was not in good faith. After notice of termination for Cause has been delivered to the Employee, the Employee shall be entitled to have the grounds for termination of employment reviewed by the Board of Directors of University Online provided such entitlement to review shall not serve to extend the date upon which his termination of employment shall become effective. In the event of any such termination, Employee shall be entitled to (X) accrued and unpaid salary and vacation through the termination date, (Y) COBRA benefits for up to 18 months, provided Employee makes the appropriate conversion and payments, and (Z) no further severance or other compensation benefits.

                       b. Without Cause by University Online. During the Term, University Online may terminate Employee's employment under this Agreement at any time and for any reason without Cause. If University Online terminates Employee's employment pursuant to the provisions of this Section 4(b) during the Term, Employee shall continue to receive the Base Salary being paid to him immediately prior to such termination and the benefits provided for in
Section 2(c)(i) (except pension,  profit-sharing,  disability and 401(k) plans),
(iv) and (v) plus accrued but unpaid vacation pay as of the date of termination (collectively, the "Termination Payment") for the applicable severance pay period provided under University Online's standard severance plan (which is currently six months), giving Employee full credit for his period of employment by Cognitive Training (the "Standard Severance Period"). In the event of any such termination, Employee shall be entitled to (i) the applicable Termination Payment set forth above, (ii) COBRA benefits for up to 18 months, provided Employee makes the appropriate conversion and payments, (iii) vesting of stock options pursuant to the terms of the relevant stock option agreement and plan, and (iv) no further severance or other compensation benefits.

                       c. Without Cause by Employee. During the Term, Employee may voluntarily terminate his employment by giving University Online written notice no less than 30 days in advance of the effective date of such termination. If Employee voluntarily terminates his employment pursuant to the provisions of this Section 4(c) or dies, Employee shall not be entitled to receive any Compensation or Benefits following the date of such termination or death other than the proceeds of, or payment of any benefits under, any life insurance or pension plans or other similar plans in effect on the date thereof. In the event of any such termination, Employee shall be entitled to (i) accrued and unpaid salary and vacation through the termination date, (ii) any insurance proceeds available to Employee's estate under any life insurance programs maintained by University Online or Cognitive Training providing for payment of such benefits to Employee's estate, (iii) vesting of stock options pursuant to the terms of the relevant stock option agreement and plan, (iv) COBRA benefits for up to 18 months, provided Employee makes the appropriate conversion and payments, and (v) no further severance or other compensation benefits.

                       d. Termination for Disability. During the Term, Employee's employment may be terminated by either party in the event Employee suffers a physical or mental disability which in the reasonable opinion of University Online renders him substantially unable to perform his duties under this Agreement. Employee shall be deemed to be permanently disabled in the event he is deemed to be permanently disabled within the meaning of University Online's long-term disability insurance policy under which coverage is provided to Employee, provided that if Employee shall become permanently disabled, he shall receive the termination benefits available to University Online employees of comparable status under University Online's long-term disability insurance policy.

         For this purpose, "disability" shall be deemed to exist if the Employee has been unable for a period of ninety (90) days, whether or not consecutive, during any 360-day period to perform the services contemplated hereby as a result of incapacity because of a physical or mental illness or injury.

         5. Non-Disclosure. In connection with his employment by the Company pursuant to the terms of this Agreement, Employee shall execute, prior to the execution hereof by the Company, the Confidentiality and Inventions Agreement attached hereto as Exhibit C, the terms and conditions of which are incorporated herein by reference.

         6. Possession. Employee agrees that upon termination of this Agreement, or upon request by University Online, Employee shall turn over to University Online all documents, files, office supplies and any other material or work product in his possession or control which were created pursuant to or derived from Employee's services to University Online.

         7. Non-Competition. (a) Employee recognizes and agrees that University Online has many substantial, legitimate business interests that can be protected only by Employee agreeing not to compete with University Online under certain circumstances. These interests include, without limitation, University Online's contacts and relationships with its customers, University Online's reputation and goodwill in the industry, the financial and other support afforded by University Online, and University Online's rights in its confidential information. Employee therefore agrees that he will not during the Term and until the later of (X) the expiration of one (1) year following such termination or (Y) July 1, 2001, directly or indirectly without the prior written consent of University Online, engage in any of the following activities within the State of Texas (the "Protected Zones"), relating to the Protected Businesses (as defined below):

                       i. own, operate or manage in any of the Protected Zones, a business providing products or services similar to those currently provided by University Online or Cognitive Training as of the date hereof (the "Protected Businesses");

                       ii. work as an employee, employer, independent contractor or consultant for or with, or provide services as an employee, independent contractor or consultant under the terms of a verbal or written agreement to, any entity engaged in any of the Protected Businesses in competition with University Online or Cognitive Training in the Protected Zones;

                       iii.     solicit,   acquire  or  conduct  any   Protected
Business from or with any of University Online's customers (as defined below) in the Protected Zones;

                       iv. solicit any of the employees or independent contractors of University Online or Cognitive Training or induce any such persons to terminate their employment or contractual relationships with any such entities; or

                       v. serve as an officer or director of, or hold an equity interest in, any entity engaged in any of the Protected Businesses in the Protected Zones.

For purposes of this Section 7, University Online's customers shall include those customers to whom University Online or Cognitive Training was providing products or services at the termination of Employee's employment, or had proposals outstanding for the provision of services, at the time of such termination.

         Notwithstanding the foregoing, (A) nothing herein shall prevent the ownership by Employee of a equity interest in any business entity, provided that such ownership does not contravene University Online's conflict of interest policies in effect from time to time and (B) Employee shall be entitled to serve on the board of directors of a corporation that is not competitive with the business of University Online or Cognitive Training to the extent permitted under University Online's policies in effect from time to time and to the extent authorized by the Board of Directors of University Online.

                       (b) The parties understand and agree that the non-competition agreement set forth in this Section 7 shall be construed as a series of separate covenants not to compete: one covenant for each country, state and province within the Protected Zone, one for each separate line of business of Cognitive Training and University Online, and one for each month of the non-competition period. If any restriction set forth in this Section 7 is held by a court of competent jurisdiction to be unenforceable with respect to one or more geographic areas, lines of business and/or months of duration, then Employee agrees, and hereby submits, to the reduction and limitation of such restriction to the minimal effect necessary so that the provisions of this
Section 7 shall be enforceable.

         8. Saving Provision. University Online and Employee agree and stipulate that the agreements set out in Sections 5 and 7 above are fair and reasonably necessary for the protection of the business, goodwill, confidential information, and other protectable interests of University Online in light of all of the facts and circumstances of the relationship between Employee and University Online. In the event a court of competent jurisdiction should decline to enforce those provisions, they shall be deemed to be modified to restrict Employee to the maximum extent which the court shall find enforceable; however, in no event shall the above provisions be deemed to be more restrictive to Employee than those contained herein.

         9. Injunctive Relief. Employee acknowledges that the breach or threatened breach of any of the non-disclosure or non-competition covenants contained herein would give rise to irreparable injury to University Online which injury would be inadequately compensable in money damages. Accordingly, University Online may seek and obtain a restraining order and/or injunction prohibiting the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. Employee further acknowledges and agrees that the agreements set out above are necessary for the protection of University Online's legitimate goodwill and business interests and are reasonable in scope and content.

         10. Enforcement. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action against University Online by Employee or against Employee by University Online, whether predicated on this Agreement or otherwise.

         11. Governing Law. This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles.

         12. Waiver of Breach. The waiver of any breach of any provision of this Agreement or failure to enforce any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any party.

         13. Modification. This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section. No waiver by either party or any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by University Online shall be effective without the consent of the President of University Online or at least a majority of the members of the Board of Directors then in office at the time of such modification or waiver.

         14. Entirety. This Agreement, including any exhibits hereto, as it may be amended pursuant to the terms hereof, represents the complete and final agreement of the parties and shall control over any other statement, representation or agreement by University Online (e.g., as may appear in employment or policy manuals). This Agreement supersedes any prior negotiations or discussions between the parties.

         15.      Survival.   The  provisions  of  this  Agreement  relating  to
confidentiality and non-competition shall survive the termination of this Agreement.

         16. Severability. Without in any way limiting the provisions of Section 7(b), in case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

         17. Binding Effect. This Agreement shall inure to the benefit of Employee and his heirs, successors, personal representatives and assigns. Employee acknowledges that the services to be rendered by him thereunder are unique and personal in nature. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. University Online shall have the right to assign this Agreement to any successor of all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

         18. Indemnification. Each of University Online and Employee agrees to indemnify, defend and hold the other harmless from and against any and all costs, expenses and liability, including, but not limited to, reasonable attorneys' fees, which it or he may incur in the event of a breach by the other party of its obligations hereunder or arising from the acts or omissions of the other party in performing its obligations hereunder.

         19. Authority. University Online does hereby represent and warrant that it has full power and authority to enter into this Agreement and to carry out the terms hereof and that the same has been duly authorized by the Board of Directors of University Online and that the person executing the same on behalf of

University Online has been duly authorized to act in the name and on behalf of University Online.

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                                       10






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         IN WITNESS  WHEREOF,  the  undersigned  have executed  this  Employment
Agreement, intending to be bound under their respective seals, effective as of the day and year first set forth above.

                                            UNIVERSITY ONLINE, INC.



                                           By:__________________________[SEAL]

                                           Its:_________________________



                                            _____________________________[SEAL]
                                            Michael L. Brown

                                    EXHIBIT A
                                    ---------


Base Salary:  $150,000.00/year

                                    EXHIBIT B
                                    ---------


                                  STOCK OPTION

                                    EXHIBIT C
                                    ---------


                    CONFIDENTIALITY AND INVENTIONS AGREEMENT